UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2013

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Amendments

On February 14, 2013, Tengion, Inc. (the “Company”) entered into the Amendment Agreement to the Warrants and Notes (the “Warrants and Notes Amendment”) and the Third Amendment Agreement to the Registration Rights Agreement and Facility Agreement (the “Registration Rights and Facility Amendment” and together with the Warrants and Notes Amendment, the “Amendments”), each by and among the Company and the investors (the “Investors”) in the Company’s private placement completed on October 2, 2012 (the “October 2012 Financing”). Pursuant to the Amendments, the Company and the Investors agreed to:

•
Limit the Company’s registration obligations for the shares underlying the senior secured notes ( the “Notes”) and the warrants (the “Warrants”) to purchase common stock, $0.001 par value per share (the “Common Stock”), issued in connection with the October 2012 Financing to the share limitations imposed by the Securities and Exchange Commission, which requires that the amount of shares registered not exceed one third of the Company’s public float;

•
Provide that shares underlying the Warrants be registered prior to any other securities that the Company is required to register under the October 2012 Financing documents and extend the deadline for the Company to file an  initial registration statement  to register shares underlying the securities issued in the October 2012 Financing to March 31, 2013, a day that is 180 calendar days following the date on which the Notes and Warrants were issued;

•	Extend the additional filing and registration deadlines with respect to additional registration statements that are required to be filed by the Company;

•	Provide for a pro rata allocation amongst the Investors of the shares of Common Stock the Company is able to register in each registration statement it is required to file;

•
Provide for the assumption that resales of shares of Common Stock, when eligible, will be under Rule 144 under the Securities Act of 1933, as amended, unless an Investor informs the Company of a sale under the registration statement;

•
Allow the Company to satisfy its interest obligations under the Notes through the issuance of shares of restricted Common Stock or, if such issuance would result in an Investor holding more than 9.985% of the total number of outstanding shares of the Company (the “9.985% Limitation”), with warrants to purchase shares of Common Stock for nominal consideration that would become exercisable only to the extent that such exercise would not result in an investor going over the 9.985% Limitation (the “Interest Warrants”);

•	Extend the interest payments due April 1, 2013 under the Notes by one day to April 2, 2013;

•
Exclude securities that may be issued or issuable pursuant to any financing the Company may complete in 2013 with securities with an issuance, conversion price or exercise price greater than $0.75 and gross proceeds of no more than $30 million (the “2013 Financing”) from the definition of a Major Transaction and to include the 2013 Financing in the definition of Permitted Liens and Indebtedness under the October 2012 Financing documents.

References herein to the October 2012 Financing documents and their terms are qualified in their entirety by the form of such documents as filed as exhibits to the form 8-Ks filed by the Company on October 4, 2012, January 7, 2013 and February 4, 2013, which documents and exhibits are incorporated herein by reference.

The foregoing description of the Amendments and the Interest Warrants is qualified in its entirety by reference thereto, filed as Exhibits 4.1, 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

4.1	Form of Interest Warrant to Purchase Common Stock of the Company

10.1	Form of Amendment Agreement to the Warrants and Notes by and between the Company and each Investor in the October 2012 Financing

10.2	Third Amendment Agreement to the Registration Rights Agreement and Facility Agreement by the Company and the other signatories thereto, dated February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: February 14, 2013	By: /s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance